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                                                            EXHIBIT NO. 99.1(b)

                              MFS SERIES TRUST III


                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust III, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS High Income Fund, a series of the Trust, to create three additional classes of shares, within the meaning of Section 6.10, as follows:

         1. The three additional classes of Shares are designated "Class 529A Shares," "Class 529B Shares" and "Class 529C Shares";

         2. Class 529A Shares, Class 529B Shares and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class 529A Shares, Class 529B Shares and Class 529C Shares, the method of determination of the net asset value of Class 529A Shares, Class 529B Shares and Class 529C Shares, the price, terms and manner of redemption of Class 529A Shares, Class 529B Shares and Class 529C Shares, any conversion feature of Class 529B Shares, and relative dividend rights of holders of Class 529A Shares, Class 529B Shares and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class 529A Shares, Class 529B Shares and Class 529C Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of April, 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

JOHN W. BALLEN                               LAWRENCE T. PERERA
----------------------------------           ----------------------------------
John W. Ballen                               Lawrence T. Perera
8 Orchard Road                               18 Marlborough Street
Southborough MA  01772                       Boston MA  02116


LAWRENCE H. COHN                             WILLIAM J. POORVU
----------------------------------           ----------------------------------
Lawrence H. Cohn                             William J. Poorvu
45 Singletree Road                           975 Memorial Drive  Apt. 710
Chestnut Hill MA  02167                      Cambridge MA  02138


SIR J. DAVID GIBBONS
----------------------------------           ----------------------------------
Sir J. David Gibbons                         Jeffrey L. Shames
"Leeward"                                    38 Lake Avenue
5 Leeside Drive                              Newton MA  02459
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW                             J. DALE SHERRATT
----------------------------------           ----------------------------------
William R. Gutow                             J. Dale Sherratt
3 Rue Dulac                                  86 Farm Road
Dallas TX  75230                             Sherborn MA  01770


J. ATWOOD IVES                               ELAINE R. SMITH
----------------------------------           ----------------------------------
J. Atwood Ives                               Elaine R. Smith
17 West Cedar Street                         75 Scotch Pine Road
Boston MA  02108                             Weston MA  02493


ABBY M. O'NEILL                              WARD SMITH
----------------------------------           ----------------------------------
Abby M. O'Neill                              Ward Smith
200 Sunset Road                              36080 Shaker Blvd.
Oyster Bay NY  11771                         Hunting Valley OH  44022


----------------------------------
Kevin R. Parke
33 Liberty Street
Concord MA  01742